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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 to Registration Statement No. 333-_____ of WorldCom, Inc. of our report dated February 14, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994 and for each of the three and two years in the period ended December 31, 1995, which reports are included in WorldCom, Inc.'s Current Report on Form 8-K/A dated August 25, 1996 (as amended in November 4, 1996 and December 19, 1997).



Coopers & Lybrand L.L.P.
Omaha, Nebraska
January 26, 1998